UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2026

MOVING iMAGE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of William F. Greene

On April 27, 2026, William F. Greene notified Moving iMage Technologies, Inc. (the “Company”) of his retirement and resignation from his position as Chief Financial Officer of the Company effective April 27, 2026. Mr. Greene’s decision to resign as the Chief Financial Officer was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company will engage Mr. Greene in an advisory capacity through approximately October 2026.

Appointment of Bart Bedard

The Board of Directors of the Company named Bart Bedard (“Bedard”), age 70, as Chief Financial Officer of the Company, effective April 27, 2026.

On April 27, 2026, the Company extended an employment offer letter (the “Offer Letter”) to Bart Bedard for the position of Chief Financial Officer of the Company, effective April 27, 2026.

The terms of Mr. Bedard’s Offer Letter provide for a base salary of $200,000 per year and a signing bonus of $10,000 payable within 30 days of the start date, subject to a pro-rata repayment if Mr. Bedard voluntarily resigns within twelve months. In addition, Mr. Bedard will be granted 75,000 stock options (the “Options”) at fair market value on the date of grant, of which 25% of the Options will vest immediately, and 75% of the Options will vest in equal annual installments over three years. The date of grant shall be April 27, 2026.

Mr. Bedard brings over 30 years of US and international financial and accounting leadership experience in CFO and senior finance positions He has a strong track record supporting strategic growth plans and identifying and implementing efficiency, cost reduction and financial controls improvement initiatives. Mr. Bedard has directed financial reporting, audits, budgeting, compliance and dozens of sourcing and other significant cost saving initiatives.

Mr. Bedard earned his BA in Accounting at Brigham Young University and an MBA from California State University, Fullerton and a Certified Public Accounting license (currently inactive). He began his professional career in Corporate Controller and Director of Finance roles at subsidiaries of Goodrich and L-3 Harris Technologies.  Since 2021, he has served as a financial consultant supporting audits and financial reporting, including ensuring compliance, improving efficiency, strengthening internal controls, and identifying risks for several private equity-backed companies with revenues between $50M and $1B.

There is no arrangement or understanding between Mr. Bedard and any other person pursuant to which he was selected as Chief Financial Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Bedard to be reported pursuant to Item 404(a) of Regulation S-K.

The description of the Offer Letter set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
99.1	Offer Letter dated April 27, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBLR document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.
Date: April 30, 2026
	By:	/s/ Francis Godfrey
	Name:	Francis Godfrey
	Title:	President and Chief Operational Officer